Exhibit 99(b)
YOUR VOTE IS IMPORTANT
Please take a moment now to vote your shares of Countrywide Financial Corporation
Common Stock for the upcoming Special Meeting of Stockholders.
PLEASE REVIEW THE PROXY STATEMENT
AND VOTE TODAY IN ONE OF THREE WAYS:
1.	Vote by Telephone—Call toll-free in the U.S. or Canada at 1-866-257-2289, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-4899. Please follow the simple instructions. You will be required to provide the unique control number printed below.
OR
2.	Vote on the Internet—Access https://www.proxyvotenow.com/cfc and follow the simple instructions. Please note, you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or on the Internet 24 hours a day 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.
OR
3.	Vote by Mail—If you do not wish to vote by telephone or on the Internet, please complete, sign, date and return the proxy card in the envelope provided, or mail to: Countrywide Financial Corporation c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND
“FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING

Unmarked proxies shall be voted FOR the Merger Proposal and FOR the Proposal to adjourn the special meeting, if necessary, to solicit additional proxies.
		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated as of January 11, 2008, by and among Countrywide Financial Corporation, Bank of America Corporation and Red Oak Merger Corporation, as such agreement may be amended from time to time.	☐	☐	☐

2.	To approve the adjournment of the special meeting, if necessary, to solicit additional proxies, in the event that there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

Date:

Signature

Signature (if jointly held)

Title

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by an authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE TODAY!
SEE REVERSE SIDE
FOR THREE EASY WAYS TO VOTE!
¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯
COUNTRYWIDE FINANCIAL CORPORATION
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF STOCKHOLDERS
JUNE 25, 2008
     The undersigned hereby appoints Angelo R. Mozilo and David Sambol, or either of them, with full power of substitution, the attorney and proxy of the undersigned, to appear and to vote, in accordance with the specifications made on the reverse side, all of the shares of common stock of Countrywide Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the Learning Center Auditorium at Countrywide’s corporate headquarters located at 4500 Park Granada, Calabasas, California 91302 on June 25, 2008, at 9:00 a.m. local time, and any adjournments or postponements thereof.
     Receipt of copies of the Notice of the Special Meeting of Stockholders and the Proxy Statement dated May 28, 2008 is hereby acknowledged. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof.
Your vote is important. Please vote immediately.
(Continued and to be signed on the reverse side.)